                                                             EXHIBIT 11
                                                  COMPUTATION OF PER SHARE EARNINGS

                                                    For the Years Ended December 31

                                              1996                                  1995
                                  Primary Earnings        Fully         Primary Earnings        Fully
                                    Per Share(2)         Diluted          Per Share(2)         Diluted
                                                        Earnings                              Earnings
                               as Reported as Adjusted  Per Share    as Reported as Adjusted  Per Share

    Computation of earnings
      per common share:

    Shares
      Weighted average
        shares outstanding      1,878,379   1,878,379   1,878,379     1,921,476   1,921,476   1,921,476

      Equivalent shares from
        exercise of dilutive
        stock equivalents          --          13,378      17,745         ---        25,778      30,150

                                1,878,379   1,891,757   1,896,124     1,921,476   1,947,254   1,951,626


    Net Income                 $4,127,000  $4,127,000  $4,127,000    $4,179,000  $4,179,000  $4,179,000


    Earnings per common share

    Net Income                      $2.20       $2.18       $2.18         $2.17       $2.15       $2.14



    (1) Primary earnings per share "as reported" exclude the effect of the options issued under the Incentive Stock
        Option Plan, the Employee Stock Purchase Plan, and the restricted stock issued under the Long-Term Incentive
        Plan of 1990, as the effect of the equivalent shares on the earnings per share calculation is less than 3%.
        Primary earnings per share "as adjusted" include the effect of the options and restricted stock.

    (2) Primary earnings per share "as reported" exclude the effect of the options issued under the Employee Stock
        Purchase Plan and the restricted stock issued under the Long-Term Incentive Plan of 1990, as the effect of the equivalent shares on the earnings per share calculation is less than 3%.  Primary earnings per share "as adjusted"
        include the effect of the options and restricted stock.



                                          EXHIBIT 11
                                COMPUTATION OF PER SHARE EARNINGS

                                 For the Years Ended December 31

                                          1994
                                  Primary Earnings        Fully
                                   Per Share(1)         Diluted
                                                        Earnings
                               as Reported as Adjusted  Per Share

    Computation of earnings
      per common share:

    Shares
      Weighted average
        shares outstanding      1,961,419   1,961,419   1,961,419

      Equivalent shares from
        exercise of dilutive
        stock equivalents           ---        31,882      31,895

                                 1,961,419   1,993,301   1,993,314


    Net Income                 $3,760,000  $3,760,000  $3,760,000


    Earnings per common share

    Net Income                       $1.92       $1.89       $1.89



    (1) Primary earnings per share "as reported" exclude the effect of the options issued under the Incentive Stock
        Option Plan, the Employee Stock Purchase Plan, and the restricted stock issued under the Long-Term Incentive
        Plan of 1990, as the effect of the equivalent shares on the earnings per share calculation is less than 3%.
        Primary earnings per share "as adjusted" include the effect of the options and restricted stock.

    (2) Primary earnings per share "as reported" exclude the effect of the options issued under the Employee Stock
        Purchase Plan and the restricted stock issued under the Long-Term Incentive Plan of 1990, as the effect of the equivalent shares on the earnings per share calculation is less than 3%.  Primary earnings per share
        "as adjusted" include the effect of the options and restricted stock.
